Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into this 2nd day of May, 2016 (the “Effective Date”) by and between TetraLogic Pharmaceuticals Corporation (“TetraLogic"), a Delaware corporation with its principal place of business located at 343 Phoenixville Pike, Malvern, PA 19355 and Peter Meyers (“Consultant”), having an address at 121 Ridgeway Street, Mount Vernon, NY 10552.

1.         Services.  Consultant will provide TetraLogic with the full benefit of Consultant knowledge, experience and skill with respect to continuing the executing on all third party business collaborations and relationships. These may include, but is not limited to the sale or license of the Company and/or some or all Company assets.   Consulting time will be agreed to by TetraLogic and the Consultant on an as needed basis and will continue for the term of the Agreement.

2.         Compensation & Expenses.  TetraLogic shall pay Consultant for Services as a one lump sum amount of $265,000.  Payment to be made within 30 days of the start of this contract.   TetraLogic will reimburse Consultant for reasonable and customary travel expenses incurred by Consultant at TetraLogic's request, provided Consultant makes travel arrangements involving air travel through TetraLogic.  All reimbursement expenses shall be paid by TetraLogic to Consultant within 30 days of submission by Consultant of statements and vouchers/receipts.  Consultant shall itemize all such travel expenses on a TetraLogic expense report and each report shall be accompanied by substantiating receipts or vouchers.

3.         Term of Agreement.  The Consultant’s engagement will begin on the Effective Date of this agreement and terminate on December 1, 2016 unless earlier terminated by TetraLogic upon written notice to Consultant.  The Consultant’s obligations under Sections 4, 5, 6 and 7 shall survive the termination of the Consultant’s engagement until five (5) years after the last disclosure of Confidential Information hereunder.

4.         Confidential Information

(a)         “Confidential Information” means any information, materials or methods, of a business, scientific, clinical, or other nature, in whatever form or embodiment, that has not been made available by TetraLogic to the general public and any information, materials or methods derived therefrom, except that Confidential Information shall not include any information, material or method that:

(i)         at the time of disclosure is in, or after disclosure becomes part of, the public domain, through no improper act on the part of Consultant or any of its employees or contractors;

(ii)        was in Consultant’s possession at the time of disclosure, as shown by written evidence, and was not acquired, directly or indirectly, from TetraLogic;

(iii)       Consultant receives from a third party, provided that such Confidential Information was not obtained by such third party, directly or indirectly, from TetraLogic; or

(iv)       can be demonstrated by written evidence to have been independently developed by Consultant without reference to Confidential Information.

Specific information disclosed as part of the Confidential Information shall not be deemed to be in the public domain or in the prior possession of Consultant merely because it is embraced by more general information in the public domain or in the prior possession of the Consultant.  To the extent that Confidential Information disclosed hereunder comes under any of the exceptions referred to above, Consultant will not disclose that such Confidential Information was acquired from TetraLogic.  Failure to mark any of the Confidential Information as confidential or proprietary shall not affect its status as Confidential Information under the terms of this Agreement.

(b)         Consultant shall keep all Confidential Information confidential, and Consultant shall not disclose Confidential Information to any third party, or use Confidential Information except to perform the Services.  Consultant shall, at a minimum, take those precautions with respect to the Confidential Information that Consultant uses to protect Consultant’s own confidential information.

(c)         If Consultant becomes required under compulsion of legal process to disclose Confidential Information, Consultant will not, unless required by law, order, regulation or ruling, disclose Confidential Information until TetraLogic has first (a) received prompt written notice of such requirement to disclose and (b) had an adequate opportunity to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information.  Consultant shall provide TetraLogic with reasonable assistance and shall not oppose actions by TetraLogic to assure confidential treatment.  If TetraLogic is unable to obtain such protective order or other appropriate remedy, Consultant will furnish only that portion of the Confidential Information which it is legally required to furnish.  Any disclosure of Confidential Information pursuant to this Section shall not effect or lessen Consultant’s obligations of confidentiality and non-use as expressed herein.

(d)         On TetraLogic’s request, or upon the termination or expiration of this Agreement, whichever is earlier, Consultant shall immediately: (i) stop using Confidential Information; (ii) return all materials provided by TetraLogic to Consultant that contain Confidential Information, except for one copy that may be retained by Consultant’s legal counsel to confirm compliance with the obligations under this Agreement; (iii) destroy all copies of Confidential Information in any form including Confidential Information contained in computer memory or data storage apparatus or materials prepared by or for Consultant; and (iv) provide a written warranty to TetraLogic that Consultant has taken all the actions described in the foregoing Subparagraphs 4(c)(i-iii).

5.         Property.  Consultant may remove materials containing Confidential Information from TetraLogic’s premises only with the express, prior consent of TetraLogic and only for as long as necessary to perform the Services and Consultant shall return all such materials and all copies thereof promptly but in any event no later than the date of termination or expiration of this Agreement.

6.         Intellectual Property.  TetraLogic shall be the sole and exclusive owner of any and all  writings, documents, works made for hire, inventions, discoveries, know-how, processes, chemical entities, compounds, plans, memoranda, tests, research, designs, specifications, models and data that Consultant makes, conceives, discovers or develops, either solely or jointly with any other person in performance of the Services (collectively, “Work Product”).  Consultant shall promptly disclose to TetraLogic all information relating to Work Product.  Consultant acknowledges that all of the Work Product that is copyrightable shall be considered a work made for hire under United States Copyright Law.  To the extent that any copyrightable Work Product may not be considered a work made for hire under Copyright Law or to the extent that, notwithstanding the foregoing provisions, Consultant may retain an interest in any Work Product that is not copyrightable, Consultant hereby irrevocably assigns and transfers to TetraLogic, and to the extent that an executory assignment is not enforceable, Consultant hereby agrees to assign and transfer to TetraLogic, in writing, from time to time, upon request, any and all right, title, or interest that Consultant has or may obtain in any Work Product without the necessity of further consideration.  TetraLogic shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets and trademarks with respect thereto.  At TetraLogic’s request and expense including fees paid to for the Consultant's time, Consultant shall assist TetraLogic in acquiring and maintaining its right in and title to, any Work Product.  Such assistance may include, but will not be limited to, signing applications and other documents, cooperating in legal proceedings, and taking any other steps considered necessary or desirable by TetraLogic.

7.         Restrictive Covenants.  During the term of this Agreement and for two (2) years thereafter, Consultant shall not:

(a)        interfere with any formal or informal business or other relationship between TetraLogic and any third party; or

(b)        contact any of the TetraLogic’s then current personnel, whether employees or independent contractors to offer such personnel employment, except that this prohibition shall not prevent any of such personnel (whether employees or independent contractors) from initiating contact with Consultant for the purpose of obtaining employment.

8.         Consultant’s Obligations to Employer/Third Parties. It is Consultant’s responsibility to ensure that Consultant’s services to TetraLogic do not employ proprietary information of his employer or of any other third party or make use of his employer's or other third party's time or resources without the written agreement of his employer or other third party.

9.         Representations.  Consultant represents that Consultant is not subject to any other agreement that Consultant will violate by signing this Agreement.

10.       Debarment.  Consultant represents that Consultant has not been debarred, or been the subject of debarment proceedings, by the U.S. Food and Drug Administration.  If, at any time during the term of this Agreement, Consultant (a) becomes debarred, or (b) receives notice of action or threat of action with respect to its debarment, Consultant shall notify TetraLogic immediately.  If Consultant becomes debarred, this Agreement shall terminate automatically without any further action or notice by TetraLogic.  If Consultant receives notice as set forth in clause (b) above, TetraLogic shall have the right to terminate the Consultant’s engagement under this Agreement immediately.

11.       Remedies.  Consultant understands and agrees that the Confidential Information being provided under this Agreement is of a special and unique character and that TetraLogic has made a substantial investment in developing the information.  Consultant further acknowledges that irreparable harm will result to TetraLogic in the event of Consultant’s breach, or threatened breach, of this Agreement.  In such event, TetraLogic, its agents and representatives shall be entitled to specific performance and/or injunctive relief without any requirement to post a bond as a condition to remedy any such breach.  Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement but shall be in addition to all other remedies available at law or in equity.  Consultant further agrees that no failure or delay by TetraLogic, its agents, or representatives in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.  Each and all of the several rights and remedies provided for in this Agreement shall be cumulative.  No one right or remedy shall be exclusive of the others or of any right or remedy allowed in law or in equity.

12.       Disclaimer.  TetraLogic makes no representations or warranties as to the accuracy or completeness of Confidential Information provided under this Agreement.  TetraLogic shall not have any liability to either the Consultant or any of its Representatives resulting from the use of Confidential Information.  Nothing herein shall constitute any representation or warranty with respect to the infringement of any patent or other rights of TetraLogic or a third party.

13.       Release.  In further consideration for the payments to be made by Company to Consultant pursuant to the terms of this Agreement, Consultant on his own behalf and together with his heirs, assigns, executors, agents and representatives hereby generally releases and discharges the Company and its predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates and assigns, together with each and every of their present, past and future officers, managers, directors, shareholders, members, general partners, limited partners, employees and agents and the heirs and executors of same (herein collectively referred to as the "Releasees") from any and all suits, causes of action, complaints, obligations, demands, common law or statutory claims of any kind, whether in law or in equity, direct or indirect, known or unknown (hereinafter "Claims"), which the Consultant ever had or now has against the Releasees, or any one of them occurring up to and including the date of the this Agreement.  Notwithstanding anything herein to the contrary, the Consultant's release is not and shall not be construed as a release of any future claim by the Consultant against the Company, to the extent a claim may otherwise exist, for indemnity, contribution or cost of defense in connection with the Consultant being made a party to a suit initiated by or on behalf of a third party, which suit is based, in whole or in part, upon the work performed by the Consultant for the Company within the scope of the Consultant's position and duties with the Company as a consultant, employee or officer, or any alleged misconduct by the Consultant within the scope of any former position and duties as an officer or employee of the Company.  This release specifically includes, but is not limited to:

a.         any and all Claims for wages and benefits including, without limitation, salary, stock options, stock, royalties, license fees, health and welfare benefits, severance pay, vacation pay, and bonuses; any and all Claims for wrongful discharge, breach of contract, whether express or implied, and Claims for breach of implied covenants of good faith and fair dealing;

b.         any and all Claims for alleged employment discrimination on the basis of race, color, religion, sex, age, national origin, veteran status, disability and/or handicap, in violation of any federal, state or local statute, ordinance, judicial precedent or Employee order, including but not limited to claims for discrimination under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq.; the Civil Rights Act of 1866, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended, 29 U.S.C. §621 et seq.; the Older Workers Benefit Protection Act 29 U.S.C. §§ 623, 626 and 630; the Rehabilitation Act of 1972, as amended, 29 U.S.C. §701 et seq.; the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. §2601, et seq.; the Fair Labor Standards Act, as amended, 29 U.S.C. §201, et seq.; the Fair Credit Reporting Act, as amended, 15 U.S.C. §1681, et seq.; and the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1000, et seq. ("ERISA") or any comparable state statute or local ordinance;

d.         any and all Claims under any federal or state statute relating to employee benefits or pensions;

e.         any and all Claims in tort, including but not limited to, any Claims for assault, battery, misrepresentation, defamation, interference with contract or prospective economic advantage, intentional or negligent infliction of emotional distress, duress, loss of consortium, invasion of privacy and negligence; and

f.         any and all Claims for attorneys' fees and costs.

The Consultant understands that the release of Claims contained in this Agreement extends to all of the aforementioned Claims and potential Claims which arose on or before the date of this Agreement, whether now known or unknown, suspected or unsuspected, and that this constitutes an essential term of this Agreement.  The Consultant further understands and acknowledges the significance and consequences of this Agreement and of each specific release and waiver, and expressly consents that this Agreement shall be given full force and effect to each and all of its express terms and provisions, including those relating to unknown and uncompensated Claims, if any, as well as those relating to any other Claims specified herein.  The Consultant hereby waives any right or Claim that the Consultant may have to employment, reinstatement or re-employment with the Company.

14.       Governing Law and Jurisdiction.  This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles of Pennsylvania or any other jurisdiction.  Any legal proceeding relating to this Agreement shall be instituted exclusively in the United States District Court for the Eastern District of Pennsylvania or in any court of general jurisdiction in Chester County, Pennsylvania, and Consultant hereby consents to the personal and exclusive jurisdiction of such court and hereby waives any objection that Consultant may have to the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

15.       Miscellaneous.

(a)        TetraLogic and Consultant agree that TetraLogic is under no obligation to produce any documents or information to Consultant and this Agreement does not create or imply such an obligation.  TetraLogic shall disclose only such information or documents as it may, in its sole discretion, deem appropriate.  In the event TetraLogic discloses information or document such disclosure shall not create or imply an obligation on behalf of TetraLogic to disclose additional information or documents on the same subject matter, related subject matter, or otherwise.

(b)         Nothing contained herein shall be construed as a grant to Consultant of any intellectual property rights either by implication, estoppel, or otherwise.  Neither this Agreement nor the disclosure of Confidential Information hereunder shall be construed as granting any right or license under any invention, whether patentable or unpatentable, now or hereafter owned or controlled by TetraLogic.

(c)         Consultant is an independent contractor.  Nothing contained in this Agreement shall create or imply the creation of a partnership or employment relationship between TetraLogic and Consultant.  Neither party shall have any authority to bind the other.  TetraLogic shall not deduct or withhold from any monies payable to Consultant hereunder any amount for any tax or employee benefit.

(d)         If any provision of this Agreement is determined to be void, invalid, unenforceable or illegal for any reason, the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby.

(e)         This Agreement contains the entire agreement and understanding of the parties relating to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every nature between them relating to the subject matter hereof.  This Agreement may not be amended except by written agreement signed by both of the parties hereto.  The waiver of the breach of any term or provision of this Agreement shall not be a waiver of any other or subsequent breach of this Agreement.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and when taken together shall constitute the same Agreement.  The obligations of Consultant as set forth herein, other than Consultant’s obligations to perform the Services, shall survive the termination of Consultant’s engagement.

(f)         TetraLogic may assign this Agreement to, and this Agreement shall bind and inure to the benefit of, any successor to assignee of TetraLogic.  This Agreement shall not be assignable by Consultant without the written consent of TetraLogic.

IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed the day and year first written above.

TetraLogic Pharmaceuticals Corporation		Consultant

By:		By:

Name:	J. Kevin Buchi	Name:	Peter A. Meyers

Title:	Chief Executive Officer	Title:

Date:	April 6, 2016	Date: